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                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 4th day of September, 1997, by and between Hoover's, Inc., a Delaware corporation ("the Company"), and Media General, Inc., a Virginia corporation ("Investor").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  PURCHASE AND SALE OF STOCK.

                  1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 60,000 shares of the Company's Common Stock, $0.01 par value (the "Stock"), at a price per share of $55.00 for an aggregate consideration of $3,300,000. Immediately after the consummation of the transactions contemplated by this Agreement, Company represents, covenants and agrees that Investor will own 17.817% of the Company's issued and outstanding stock.

                  1.2 WARRANTS. Concurrently with receipt of the Stock, the Investor shall purchase a warrant to purchase 50,000 shares of Common Stock at $60.00 per share until July 15, 1999 for $600,000 and a warrant to purchase 50,000 shares of Common Stock at $70.00 per share until July 15, 2000 for $600,000 (the "Warrants") pursuant to a Warrant Agreement in substantially the form attached hereto as EXHIBIT A (the "Warrant Agreement"). Company represents, covenants and agrees that immediately after the consummation of the transactions contemplated by this Agreement, Investor will own 24.252% of all the issued and outstanding stock assuming exercise of all outstanding options, warrants or other rights to purchase stock.

                  1.3 CLOSING. Subject to satisfaction of the conditions set forth in Sections 4 and 5 hereof, the purchase and sale of the Stock (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701 at 11:00 A.M., on September 14, 1997, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing Date"). At the Closing, the Company shall deliver to Investor a certificate representing the Stock upon receipt of the purchase price therefor in immediately available funds.

         2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT B (the "Schedule of Exceptions"):

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the assets, liabilities, business, properties, financial condition, operating results, or prospects of the Company.

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                  2.2 CAPITALIZATION AND VOTING RIGHTS. Immediately prior to the Closing, the authorized capital of the Company consists of:

                            (i)    COMMON STOCK. 750,000 shares of common
stock, $0.01 par value per share, ("Common Stock"), of which 274,875 shares are issued and outstanding and are owned of record by the persons, and in the numbers, specified in the Schedule of Exceptions. Each outstanding share of Common Stock is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of the preemptive rights of any past or present stockholder.

                            (ii)   OTHER. There are outstanding warrants to
purchase 115,496 shares of Common Stock and options to purchase 109,380 shares of Common Stock held by the persons, in the amounts, and with the terms and conditions specified in the Schedule of Exceptions. Additionally, the Company has reserved an additional 42,213 shares of Common Stock for issuance under its 1996 Stock Option Plan. Except as set forth on the Schedule of Exceptions, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. All issued and outstanding shares of Common Stock, warrants to purchase shares of Common Stock and options to purchase shares of Common Stock were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as otherwise contemplated herein, the Company is not a party to or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents, or the sale or restrictions on transfer with respect to any security of the Company. There are no outstanding obligations of the Company to purchase or redeem any securities of the Company. The Schedule of Exceptions list all agreements pursuant to which the Company has granted any securityholder registration rights.

                  2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, partnership, or other business entity.

                  2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and each of the Warrant Agreement and the Stockholders Agreement in the form attached hereto as EXHIBIT C (the "Stockholders Agreement" and, collectively with the Warrant Agreement, the "Related Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance) and delivery of the Stock and the Warrants being sold hereunder and the Common Stock issuable upon conversion of the Warrants ("Conversion Stock") has been taken or will be taken prior to the Closing, and this Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and, subject to the accuracy of the Investor's representations in Section 3 hereof, the Stock and the Warrants will be issued in compliance with all applicable federal and

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state securities laws; the Conversion Stock have been duly and validly reserved and, when issued in compliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable; and the Stock, the Warrant and the Conversion Stock will be free of any liens or encumbrances created by or imposed upon the holders thereof through action of the Company except as set forth in the Stockholders Agreement. The Stockholders Agreement has been executed by all stockholders of record and all amendments to the Stockholders Agreement have in each case been approved by the requisite vote of stockholders.

                  2.5 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, including without limitation, that questions the validity of this Agreement or the Related Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, properties, liabilities, financial condition, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted) or any change in the current equity ownership of the Company, nor, to the Company's knowledge, is there any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other governmental judicial body. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The Schedule of Exceptions lists all actions, suits and proceedings and investigations to which the Company is a party and which are currently pending.

                  2.6 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation (the "Charter"), Bylaws or any agreement listed on the Schedule of Exceptions pursuant to Section 2.8. The Company is not in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any law, federal or state statute, rule or regulation applicable to the Company, the violation or default of which, as the case may be, would have a material adverse effect upon the assets, properties, financial condition, liabilities, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted). The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby, including, without limitation under the Warrant Agreement, will not result in any such violation or default under its Charter or Bylaws or constitute, with or without the passage of time and giving of notice, either a violation or default under any provision, instrument, judgment, order, writ, decree or contract to which the Company is a party or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                  2.7 STOCKHOLDERS, DIRECTORS AND OFFICERS; INDEBTEDNESS. The Company is not currently indebted to its officers, directors or stockholders or any of their respective relatives, other than travel, relocation, and other expenses which are advanced and reimbursed in the ordinary course of business. To the best of the Company's knowledge, none of the officers or directors or significant employees or consultants of the company, has, individually or

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collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company except as set forth in this Agreement or the Stockholders Agreement.

                  2.8  AGREEMENTS; ACTION.

                            (a) There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs, or decrees, excluding trade payables, to which the Company is a party or by which it is bound that may involve obligations (contingent or otherwise) of the Company in excess of $25,000. The Schedule of Exceptions sets forth all agreements relating to indebtedness for borrowed money and all agreements providing for the issuance of equity, including without limitation, upon conversion of debt.

                            (b) The Company has not (i) declared or paid any
dividends, or authorized or made any distribution, upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed, (iii) incurred any other liabilities individually in excess of $25,000 or, in the case of liabilities individually less than $25,000, in excess of $500,000 in the aggregate, (iv) made any loans or advances to any person, other than ordinary advances for travel expenses, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                            (c) There are no agreements, understandings,
instruments, contracts. or proposed transactions between the Company and any officer, director, or affiliate thereof.

                            (d) For the purposes of subsections (a) and (b)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs, or decrees involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  2.9 DISCLOSURE. The Company has fully provided the Investor with all the information which such Investor has requested for deciding whether to purchase the Stock and the Warrant and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement or the Related Agreements nor any other statements or certificates made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  2.10 CORPORATE DOCUMENTS. The Charter and Bylaws of the Company are in the form previously provided to the Investor.

                  2.11 FINANCIAL STATEMENTS. The Company has delivered to Investor its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at March 31, 1997 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and profit and loss statement) as at and for the three month period ended June 30, 1997 (the "Financial Statements").

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The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  2.12 CHANGES. Since June 30, 1997, there has not been:

                            (a) any change in the assets, properties,
liabilities, financial condition, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted) from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

                            (b) any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the assets, properties, liabilities, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                            (c) any waiver by the Company of a valuable right
or of a material debt owed to it;

                            (d) any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, liabilities, financial condition, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted);

                            (e) any material change or amendment to a
material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                            (f) any material change in any compensation
arrangement or agreement with any employee; or

                            (g) to the Company's knowledge, any other event
or condition of any character which might materially and adversely affect the assets, properties, liabilities, financial condition, operating results, prospects, or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

                  2.13 EMPLOYEES. To the best of the Company's knowledge and belief, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge and belief, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees. Patrick J. Spain, the President and Chief Executive Officer of the Company, is an at-will employee of the Company. No labor union or other collective bargaining unit represents or claims to represent any of the Company's employees. To the best of the Company's knowledge and belief, there is no union campaign threatened or being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any Company employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including, without limitation, those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll-related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any of the foregoing. There are no controversies, disputes or proceedings pending or, to the best of the Company's knowledge and belief, threatened, between the Company and any of its employees.

                  2.14 EMPLOYEE BENEFIT PLANS. Neither the Company nor any trade or business (whether or not incorporated) which is under control, or which is treated as a single employer, with the Company under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended, maintains, contributes to or has or had an obligation to contribute to any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than those plans which are set forth on the Schedule of Exceptions. All such employee benefit plans are in compliance in all material respects with ERISA and all other applicable laws. The Company does not maintain any life or health benefits plan which provides for continuing benefits or coverage for any individual or any dependent of any individual after the termination of such individual's services to the Company, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the sole expense of the individual or the individual's dependent.

                  2.15 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects and were properly prepared. The Company has paid all taxes and other assessments due, except those contested by it in good faith and for which adequate reserves have been established, which are listed in the Schedule of Exceptions. To the Company's knowledge, the provision for taxes of the Company as reflected in the Financial Statements is adequate for taxes due or accrued as of the date thereof. No deficiencies for any taxes for which the Company may be liable have been asserted or assessed against the Company and there are no liens for taxes upon any of the assets of the Company. The Company has not been made a party to any pending action or proceeding by any governmental authority for the assessment or collection of taxes, nor has any claim for the assessment or collection of taxes been proposed or asserted against the Company. No federal, state or local tax audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or returns for which the Company may be liable.

                  2.16 PRIVATE PLACEMENT. Neither the Company, nor any person acting on its behalf, has taken any action which would require registration of the offering and sale of the Securities (as hereinafter defined) or which would violate applicable federal or state securities laws or any rules, regulations or policies adopted thereunder. The Company will not, and will not authorize anyone to, take any action which would subject the issuance or sale of any of the Securities to Section 5 of the Act. Subject to the accuracy of the Investor's representations in Section 3 hereof, no consent, approval, permit, order or authorization of, or any qualification, registration, designation or filing with any federal or state securities regulator is required, except for the filing of a Form D with the United States Securities and Exchange Commission and the State of Virginia.

                  2.17 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise then in the ordinary course of business.

                  2.18 FRANCHISES, LICENSES, TRADEMARKS, PATENTS AND OTHER RIGHTS. The Company has all franchises, licenses and other similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. To the best of the company's knowledge, the Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade names rights, and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others.

                  2.19 INTELLECTUAL PROPERTY. To the best of the Company's knowledge, in the preparation of its books, software, online products and offerings and other information products, the Company has not violated the copyright or other intangible or intellectual rights of any third party. The Company is not aware of any competitor of the Company that is, without authorization, extracting substantial portions of a Company database in order to compete with the Company. No third party has complained to the Company or filed any legal action in connection with the Company's practice of linking to third party sites on the World Wide Web or the Internet.

                  2.20 EMPLOYEE STOCK OPTIONS. All of the outstanding options indicated in Section 2.2(ii) were issued under either the Company's 1990 Stock Option Plan, 1992 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan or 1996 Stock Option Plan (the "Option Plans"). Of the outstanding options issued under the Option Plans, options to purchase 102,880 shares of Common Stock qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Except as set forth in the Schedule of Exceptions, no options to purchase shares of Common Stock have been issued to any person for the performance of personal services for the Company or any affiliate thereof other than under the Option Plans and the Company does not sponsor or maintain any plan or arrangement to award, sell or otherwise transfer equity interests in the Company to employees or independent contractors other than the Option Plans. The Option Plans and the shares of Common Stock reserved for issuance thereunder have been duly authorized and approved by the Board of Directors of the Company and by the Company's stockholders, and the terms of each Option Plan are set forth in a written document. The terms of each outstanding option issued under the Option Plans are consistent with the terms of the Option Plan under which the option is issued and are set forth in an executed, written option agreement with the option holder.

                  2.21 INVESTMENT COMPANY. The Company is not an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

         3.   REPRESENTATIONS AND WARRANTIES OF INVESTOR.

         Investor hereby represents and warrants that:

                  3.1 AUTHORIZATION. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

                  3.2 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Investor's knowledge, currently threatened against Investor which questions the validity of this Agreement or the right of Investor to enter into it, or to consummate the transactions contemplated hereby, nor, to Investor's knowledge, is there any basis for the foregoing.

                  3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provisions of Investor's Certificate of Incorporation or Bylaws.

                  3.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Stock, the Warrant, and the Conversion Stock (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, however, the Investor may in the future make a transfer pursuant to Section 7.3 hereof. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Investor represents that it has full power and authority to enter into this Agreement.

                  3.5 DISCLOSURE OF INFORMATION. Investor represents that it has had an opportunity (a) to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and (b) to obtain additional information to verify the accuracy of the other information provided by the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

                  3.6 INVESTMENT EXPERIENCE. Investor acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Investor also represents it has not been organized for the purpose of acquiring the Securities.

                  3.7 ACCREDITED INVESTOR. Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D, as currently in effect, promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933 (the "Act").

                  3.8 RESTRICTED SECURITIES. Investor understands (a) that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (b) that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (c) that the Company may require a legal opinion of Investor's counsel with respect to unregistered transfers, except with respect to transfers to Affiliates (as hereinafter defined).

                  3.9 LEGENDS. Investor understands that the certificates evidencing the Securities may bear the following legend at the discretion of the Company:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state, and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to Hoover's Inc. (the "Company") to the effect that an exemption from registration thereunder is available."

         4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

         The obligation of Investor under Section 1.1 of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Investor unless Investor consents in Writing thereto:

                  4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects.

                  4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to Investor at the Closing a certificate on behalf of the Company certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  4.4 ISSUANCE OF STOCK AND WARRANT. The Company shall have delivered to Investor the certificates representing the Stock and the Warrants specified in Sections 1.1 and 1.2 hereof.

                  4.5 PROCEEDINGS AND DOCUMENT. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to Investor and Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may request.

                  4.6 STOCKHOLDER APPROVAL. The Stockholder's of Hoover's shall have approved the transactions contemplated by this agreement and waived any preemptive rights with respect to the Stock, the Warrants and the Conversion Stock by the required margin.

                  4.7 WARRANT AGREEMENT. The Company and Investor shall have executed and delivered the Warrant Agreement.

                  4.8 ADDITION TO STOCKHOLDERS AGREEMENT. The Investor shall have become a party to the Stockholders Agreement.

                  4.9 LEGAL OPINION. Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel to the Company, an opinion addressed to Investor, dated the Closing Date, in a form reasonably satisfactory to Investor.

                  4.10 SECRETARY'S CERTIFICATE. The Secretary of the Company shall deliver to the Investor at the Closing a certificate on behalf of the Company certifying (i) a true and correct copy of the Stockholders Agreement (as executed by all stockholders) to be of continuing effect as of the closing date, (ii) resolutions of the board of directors of the Company to be duly adopted and in full force and effect on the Closing date authorizing the execution, delivery and performance of this Agreement and the Related Agreements, (iii) true and correct copies of the charter and bylaws of the Company to be of continuing effect as of the Closing Date, and (iv) receipt of the stockholder approval required by Section 4.6.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

         The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 PERFORMANCE. Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects.

                  5.3 PAYMENT OF PURCHASE PRICE. Investor shall have delivered the purchase price for the Stock specified in Section 1.1 hereof and the purchase price for the Warrants specified in Section 1.2 hereof.

                  5.4 ADDITION TO STOCKHOLDERS AGREEMENT. The Investor shall have become a party to the Stockholders Agreement.

         6. COVENANTS SUBSEQUENT TO CLOSING.

                  6.1 DELIVERY OF FINANCIAL STATEMENTS. For so long as Investor owns shares of the Company's Common Stock, the Company shall deliver to Investor:

                           (a) as soon as practicable, but in any event
within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet and statements of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied; and audited by a nationally recognized firm of independent certified public accountants;

                           (b) within 45 days (but the Company will make a
good faith effort to deliver the following within 35 days) of the end of each month, (i) the consolidated balance sheets of the Company and its subsidiaries and statements of income and cash flow for such month certified by the Company's Chief Financial Officer as presenting fairly the consolidated financial position and results of operations of the Company and its consolidated subsidiaries in accordance with generally accepted accounting principles, consistently applied (with the exception of supporting footnotes) and (ii) comparisons of such statements to budget for and as of the end of such month in reasonable detail; and

                           (c) such other information relating to the
financial conditions, business prospects or corporate affairs of the Company as Investor may from time to time reasonably request to comply with applicable Securities and Exchange Commission and other governmental filing requirements and such other information as Investor may reasonably request, including, but not limited to, any reports or information furnished to the Company's lenders or reports or other filings made to or filed with governmental authorities and internally generated periodic financial reports; PROVIDED, HOWEVER, that the Company shall not be obligated under this Section 6.1(c) to provide information which it deems in good faith to be a trade secret or similar confidential information. Notwithstanding anything in this Agreement to the contrary, the Company will provide unlimited access to any information of the Company, including trade secrets and other confidential information, to the directors of the Company, including representatives of Investor who are directors of the Company, consistent and subject to such directors' fiduciary duties to the Company and its stockholders.

                  6.2 INFORMATION RIGHTS. For so long as Investor is a stockholder of the Company:

                           (a) the Company shall provide reasonable access,
at Investor's expense, to the premises of the Company and its subsidiaries with the reasonable opportunity to discuss the Company's and its subsidiaries' affairs with executive officers of the Company and its subsidiaries, PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this Section 6.2(a) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. Notwithstanding anything in this Agreement to the contrary, the Company will provide unlimited access to any information of the Company, including trade secrets and other confidential information, to the directors of the Company, including representatives of Investor who are directors of the Company, consistent and subject to such directors' fiduciary duties to the Company and its stockholders; and

                           (b) the Company shall provide Investor 100
passwords, free of charge, or a suitable enterprise-wide license to Company's business information products, provided that such passwords or license, as the case may be, will be subject to the terms and conditions of the Company's standard license agreements and provided that the Company represents, warrants and covenants to Investor that such license agreements will not impair or hinder Investor's (and its subsidiaries) ability to utilize such business information products in the manner set forth in the memorandum from George Mahoney attached hereto as EXHIBIT D.

                  6.3 BOARD REPRESENTATION. The Company shall nominate and use its best efforts to secure the election to and maintain on its Board of Directors two employees of Investor or its wholly-owned subsidiaries; PROVIDED, HOWEVER, that if the Warrants expire without being fully exercised, then after July 15, 2000, Company shall only be required to maintain one nominee of Investor on its Board of Directors; and PROVIDED, FURTHER, that if Investor ceases to own 30,000 shares of Common Stock (as adjusted for any recapitalizations, stock combinations, stock splits and the like), then Company will have no further obligations pursuant to this Section 6.3.

         So long as the Investor owns at least 30,000 shares of Stock, the Company shall not, without first obtaining the approval of Investor agree to amend or modify any provision of Amendment No. 6 to the Stockholders Agreement, Section 7 of the Stockholders Agreement, Section 14(m) of the Stockholders Agreement or terminate the Stockholders Agreement except pursuant to Section 7(a), (c), (d), (e) or (f) of the Stockholders Agreement.

                  6.4 STANDSTILL AGREEMENT. Investor and its Affiliates shall not, directly or indirectly, acquire beneficial ownership of or voting control over any shares of Common Stock, except (i) the Stock, (ii) the Conversion Stock, (iii) pursuant to Section 8 of the Stockholder Agreement,
(iv) as approved by the holders of a majority of the issued and outstanding Common Stock of the Company (it being agreed that Investor shall be allowed to vote its shares for such acquisition), or (v) pursuant to Section 3 of the Stockholders Agreement, but in no event shall Investor or its Affiliates acquire any shares of Common Stock if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then beneficially owned, directly or indirectly, or over which there is voting control by Investor and its affiliates to greater than forty-nine percent (49%) of shares of Common Stock outstanding. For purposes of this Agreement, "Affiliate" of Investor shall mean any person directly or indirectly controlling, controlled by, or under common control with Investor, including officers and directors. For purposes of this Section 6.4, "voting control" shall mean the power to vote or to direct the voting, whether directly or indirectly, through an Affiliate, contractual right, verbal understanding, or otherwise. For purposes of this
Section 6.4, "beneficial ownership" shall have the same meaning as in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

                  6.5 REGISTRATION: LISTING ON SECURITIES EXCHANGES. If at any time the Company proposes or determines to register any Common Stock held by a stockholder of the Company (other than pursuant to registration on Form S-8 or any successor form) in an underwritten offering to the public for cash, the Company will (a) promptly give written notice thereof to the Investor and (b) include in such registration (and any related qualification under blue sky laws or other state securities laws), and in the underwriting involved therein, all the Common Stock specified by the Investor in a written request, received by the Company within thirty (30) days after the mailing of such written notice by the Company; provided, that if the managing underwriters advise the Company in writing that in their opinion marketing factors require a limitation in the number of securities to be included, the Company will include in such registration (i) first, any Common Stock offered by the Company, and (ii) second, if all the Company's Common Stock is included in the registration, the number of shares of Common Stock requested to be included that, in the opinion of such underwriters, can be sold, PRO RATA among the respective stockholders of the Company on the basis of the amount of Common Stock owned by each such stockholder assuming exercise of all outstanding warrants and options to purchase shares of Common Stock. The Company shall not grant any registration rights inconsistent with the rights granted to Investor herein. The price at which the Investor's Common Stock being registered in such offering are offered to the public shall be equal to the price at which the Company's Common Stock is offered to the public in such registration. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. The Investor shall be required to pay underwriter discounts and commissions, pay incremental expenses of the offering attributable to the registration of Investor's stock, provide indemnification to the Company and the underwriters, provide a lockup agreement, and comply with such other terms and conditions, in each case, only to the extent required of the other stockholders selling Common Stock pursuant to such offering. The Company will indemnify Investor against any damages incurred by Investor as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement except to the extent such damages result from information provided to Company by Investor for inclusion in such registration statement.

                  6.6 NONEXCLUSIVE REMEDIES. If:

                           (a) the Company shall be in default of this
Agreement as a result of the occurrence of any one or more of the following events:

                                    (i) a material failure to comply with the
                  requirements of

         Sections 6.1, 6.2 and 6.3 hereof;

                                    (ii) a material failure to comply with the
         requirements of Section 6.5 hereof; or

                           (b) the Investor shall be in default of this
Agreement as a result of the occurrence of a material failure to comply with the requirements of Section 6.4 hereof;

                           (c) then the Company and Investor agree that monetary
remedies are inadequate as relief for each of the defaults set forth above and that it is not possible to measure the economic loss as a result of any such default. Therefore, in the event of a default by the Company of any items set forth in subsection (a) hereof, and in the event of a default by Investor of any items set forth in subsection (b) hereof, Investor and the Company, as the case may be, may, at its sole option, enforce specific performance of the provisions referenced in subsections (a) or (b), respectively, each against the other. In addition to and not to the exclusion of any other remedy at law or in equity, Investor and the Company, as the case may be, may pursue any other available remedy for such default, including the recovery of monetary damages.

         7. MISCELLANEOUS.

                  7.1 OTHER BUSINESS ACTIVITIES. The Company hereby acknowledges that nothing in this Agreement, the Warrant Purchase Agreement or the Stock Purchase Agreement and nothing in Investor's relationship to the Company (including the Investor's role as a stockholder of the Company and its representation on the Board of Directors of the Company) shall prevent Investor and its Affiliates from providing any information owned by Media General (other than confidential information about or obtained from the Company) to any third party without any liability or obligation of any nature whatsoever to the Company, its subsidiaries or any Stockholder.

                  7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby.

                  7.3 SUCCESSORS AND ASSIGNS. Investor may assign this Agreement only to an Affiliate in conjunction with the assignment of the Warrants and all the Stock pursuant to the terms of the Stockholder Agreement, as amended. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto agree to the exclusive jurisdiction of the Federal Court for the Southern District of New York or the applicable state court in New York City.

                  7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.6 SURVIVAL OF WARRANTIES. The warranties and representations of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for the period ending 18 months following the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company provided that the representations regarding the percentage ownership of the Company purchased by Investor in Section 1 of this Agreement and the corresponding indemnity set forth in Section 7.8 shall survive for the period ending 30 days after the expiration of any applicable statute of limitations. All covenants and agreements set forth in this Agreement, including without limitation, Sections 6.1, 6.2, 6.3, 6.4, 6.5, 7.6 and 7.8 shall survive the Closing until fully discharged and performed.

                  7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery or delivery by nationally recognized overnight courier to the party to be notified, (ii) deposit with the United States Post Office, by registered or certified mail, postage prepaid, or
(iii) delivery by facsimile transmission for such party, at such address or facsimile telephone number, as the case may be, as is set forth an the signature page hereof, or at such other address or number as such party may designate by 10 days advance written notice to the other party in accordance herewith.

                  7.8 INDEMNIFICATION. Investor agrees to indemnify and to hold harmless the Company from any liability incurred or damaged suffered by the Company as a result of Investor's breach of any representation, warranty or covenant of this Agreement. The Company agrees to indemnify and to hold harmless the Investor from any liability incurred by the Investor as a result of the Company's breach of any representation, warranty or covenant of this Agreement. Without limiting the foregoing sentence, if on the date of Closing the Stock purchased pursuant to this Agreement did not constitute 17.817% of the Company's issued and outstanding Stock (after giving effect to consummation of the transactions contemplated by this Agreement) then the Company shall issue Investor that number of additional shares of stock for no additional consideration such that Investor would have received 17.817% of the issued and outstanding stock on such date. Without limiting the second sentence of this
Section 7.8, if on the date of Closing the Stock and Warrants purchased pursuant to this Agreement did not constitute 24.252% of the Company's issued and outstanding Stock (after giving effect to consummation of the transactions contemplated by this Agreement and exercise of all outstanding options, warrants or other rights to purchase Stock) then the Company shall issue Investor additional Warrants for no additional consideration such that Investor would have received 24.252% of the Company's issued and outstanding Stock on such date. If Investor makes a claim for Indemnification prior to the expiration of the period set forth in Section 8.6 of this Agreement, then such claim for indemnification shall survive the expiration of the period set forth in Section
8.6. In addition to any indemnification payment made to Investor pursuant to this Section 8.8, Investor shall also be entitled to an additional payment to compensate it for a portion of the additional diminution in the Company's assets resulting from the payment of such indemnification equal to the portion of all issued and outstanding Stock owned by Investor.

                  7.9 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction, except that the Company will be so obligated to Patricoff & Co., Inc. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.10 EXPENSES. Irrespective of whether the Closing is effected, the Company and the Investor shall each pay all costs and expenses that they each incur with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

                  7.12 SEVERABILITY. The invalidity of any portion hereof shall not affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  7.13 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the partes have executed this Agreement as of the date first above written.

                            HOOVER'S, INC.



                            By:  /s/ Patrick J. Spain
                                 -------------------------------
                                     Patrick J. Spain, President
                                     Address:
                                     1033 La Posada Drive
                                     Suite 250
                                     Austin, Texas 78752
                                     Telephone:        512/374-4545
                                     Facsimile:        512/374-4600

                            With a copy to:

                                     Brad Eastman
                                     Brobeck, Phleger & Harrison, LLP
                                     301 Congress Avenue, Suite 1200
                                     Austin, TX 78701
                                     Telephone:        512/479-2962
                                     Facsimile:        512/477-5813


                            INVESTOR

                            MEDIA GENERAL, INC.



                            By:   /s/ J. Stewart Bryan
                                 -------------------------------
                                      J. Stewart Bryan, President

                                      Address:
                                      333 E. Grace Street
                                      Richmond, VA 23219
                                      Telephone:       804/649-6700
                                      Facsimile:       804/649-6898